                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

H. PATRICK DEE                                          CHRISTOPHER C. SPENCER
CHIEF OPERATING OFFICER                                 CHIEF FINANCIAL OFFICER
(505) 241-7102                                          (505) 241-7154

                       EARNINGS PER SHARE INCREASES 11% AS
                FIRST STATE REPORTS RECORD QUARTERLY EARNINGS FOR
                          THE FIFTH CONSECUTIVE QUARTER

         Albuquerque, NM--July 21, 2003--First State Bancorporation ("First State") (NASDAQ:FSNM) today announced second quarter 2003 earnings of $3.73 million or $0.49 per diluted share, a record for quarterly earnings, compared to $2.24 million or $0.44 per diluted share for the second quarter of 2002, an increase of 11%. For the six months ended June 30, 2003, net income was $7.20 million or $0.95 per diluted share, compared to $4.33 million or $0.85 per diluted share for the six months ended June 30, 2002, an increase of 12%.

         "We are extremely pleased with the generation of new loan volume in the second quarter in both New Mexico and Colorado," stated Michael R. Stanford, President and Chief Executive Officer. "Deposit growth has been solid in New Mexico and is starting to develop in Colorado," continued Stanford. "We have just about completed our staffing in Colorado and recently hired a Utah regional president who has a strong SBA lending background and we are optimistic about developing a strong commercial bank niche in the Salt Lake area," added Stanford.

         "Our branch repositioning continues in Colorado and Utah," commented Stanford. "This will include consolidating the three offices in Utah into one location in the fourth quarter of this year for better growth and efficiency," continued Stanford.

         At June 30, 2003, total assets increased $569 million, loans increased $500 million, investment securities increased $39 million, and deposits increased $399 million over June 30, 2002. First State's total assets increased 64% from $883 million at June 30, 2002, to $1.452 billion at June 30, 2003. Total loans increased 84% from $597 million at June 30, 2002, to $1.097 billion at June 30, 2003. Investment securities increased 23% from $169 million at June 30, 2002, to $208 million at June 30, 2003. Total deposits grew 55% from $731 million at June 30, 2002, to $1.130 billion at June 30, 2003. Non-interest bearing deposits grew to $217 million at June 30, 2003, from $164 million at June 30, 2002, while interest bearing deposits grew to $913 million at June 30, 2003 from $567 million at June 30, 2002.

         The year-to-year comparisons are significantly impacted by First State's completion of the acquisition of First Community Industrial Bank ("First Community") on October 1, 2002 for approximately $67 million. First State financed this acquisition through a public offering of its common stock in August 2002, which netted approximately $51.0 million and through the issuance of approximately $25.0 million in trust preferred securities in June of 2002. The acquisition was accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of First Community were recorded at their respective fair values on October 1, 2002. First State acquired approximately $343 million in loans and approximately $242 million in deposits and recognized goodwill of approximately $43 million related to the transaction. The First Community account balances acquired on October 1, 2002 and the results of operations since October 1, 2002 are included in the results of First State.

FSNM - SECOND QUARTER RESULTS
JULY 21, 2003
PAGE TWO

         Net interest income before provision for loan losses was $15.9 million for the second quarter of 2003 compared to $9.9 million for the second quarter of 2002. For the six months ended June 30, 2003 and 2002, net interest income before provision for loan losses was $30.8 million and $19.3 million, respectively. First State's net interest margin was 4.94% and 5.03% for the second quarter of 2003 and 2002, respectively. The net interest margin was 4.86% and 5.01% for the six months ended June 30, 2003 and 2002, respectively. The compression in the net interest margin is due to the interest rate cuts made by the Federal Reserve Bank during 2002 and 2003, while being partially offset in the second quarter of 2003 by strong loan demand. Management believes that the recent Federal Reserve Bank rate cut will cause continued margin compression during the second half of 2003.

         First State's provision for loan losses was $1.3 million for the second quarter of 2003, compared to $519,000 for the same quarter of 2002. First State's allowance for loan losses was 1.17% and 1.28% of total loans at June 30, 2003 and 2002, respectively. The provision for loan losses for the six months ended June 30, 2003 was $2.3 million compared to $1.2 million for the six months ended June 30, 2002. The ratio of allowance for loan losses to non-performing loans was 130% at June 30, 2003 compared to 277% at June 30, 2002. Non-performing assets equaled 0.72% of total assets at June 30, 2003 compared to 0.41% at June 30, 2002.

         "We've seen a significant decrease in our loan delinquency rates throughout the first half of 2003," stated H. Patrick Dee, Executive Vice President and Chief Operating Officer. "During the same time period, our total non-performing assets have been reduced, with a substantial improvement in our ratios for that category," continued Dee.

         Non-interest income for the second quarter of 2003 was $4.0 million, compared to $3.0 million for the second quarter of 2002, an increase of 33%. Non-interest income for the six months ended June 30, 2003 was $7.6 million, compared to $5.9 million for the six months ended June 30, 2002. The gains on sales of mortgage loans increased $630,000 over the second quarter of 2002 and $951,000 over the first six months of 2002 as the refinance market continues at a brisk pace. Service charges on deposit accounts increased $304,000 over the second quarter of 2002 and $432,000 over the first six months of 2002.

         Non-interest expenses were $12.6 million and $8.7 million for the quarters ended June 30, 2003 and 2002, respectively and represent an increase of $3.9 million or 45%. Salaries and employee benefits increased $2.4 million, occupancy increased $424,000, equipment related expenses increased $208,000, and other non-interest expenses increased $516,000 over the second quarter of 2002. Non-interest expenses for the six months ended June 30, 2003 were $24.5 million compared to $17.0 million for the six months ended June 30, 2002. Salaries and employee benefits increased $4.4 million, occupancy increased $745,000, equipment related expenses increased $431,000, and other non-interest expenses increased $1.2 million over the first six months of 2002.

         On Friday, July 18, 2003, First State's Board of Directors declared a quarterly dividend of $0.11 per share. The dividend will be payable September 10, 2003 to shareholders of record on August 13, 2003.

         First State Bancorporation is a New Mexico-based commercial bank holding company (NASDAQ:FSNM). First State provides services to customers from a total of 32 branches located in New Mexico, Colorado, and Utah. On Friday, July 18, 2003, First State's stock closed at $27.99 per share.

FSNM - SECOND QUARTER RESULTS
JULY 21, 2003
PAGE THREE

                         SELECTED FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                       Second Quarter Ended            Six Months Ended
                                                                             June 30,                       June 30,
                                                                       2003            2002            2003            2002
                                                                    ----------      ----------      ----------      ----------
INCOME STATEMENT  HIGHLIGHTS
Interest income                                                     $   21,621      $   13,656      $   42,360      $   27,010
Interest expense                                                         5,690           3,787          11,558           7,704
                                                                    ----------      ----------      ----------      ----------
Net interest income before provision for loan losses                    15,931           9,869          30,802          19,306
Provision for loan losses                                                1,271             519           2,318           1,188
                                                                    ----------      ----------      ----------      ----------
Net interest income after provision for loan losses                     14,660           9,350          28,484          18,118
                                                                    ----------      ----------      ----------      ----------
Non-interest income                                                      4,000           3,012           7,565           5,869
Non-interest expenses                                                   12,614           8,730          24,458          16,989
Income tax expense                                                       2,315           1,388           4,394           2,667
                                                                    ----------      ----------      ----------      ----------
Net income                                                          $    3,731      $    2,244      $    7,197      $    4,331
                                                                    ==========      ==========      ==========      ==========
Basic earnings per share                                            $     0.50      $     0.46      $     0.97      $     0.89
Diluted earnings per share                                          $     0.49      $     0.44      $     0.95      $     0.85
Average basic shares outstanding                                     7,423,589       4,887,784       7,402,045       4,886,230
Average diluted shares outstanding                                   7,565,276       5,092,180       7,552,912       5,083,786

                                                    June 30, 2003           December 31, 2002          June 30, 2002
                                                   -----------------        -----------------        -----------------
BALANCE SHEET HIGHLIGHTS:
Total assets                                       $       1,451,964        $       1,386,870        $         882,890
Loans receivable, net                              $       1,096,830        $       1,005,187        $         597,370
Investment securities                              $         208,054        $         194,094        $         168,508
Deposits                                           $       1,130,473        $       1,079,684        $         730,820
Long-term debt                                     $          91,262        $          93,174        $          33,524
Stockholders' equity                               $         125,752        $         117,468        $          61,890
Book value per share                               $           16.84        $           16.03        $           12.66
Tangible book value per share                      $           10.94        $            9.98        $           12.58

                                                        Second Quarter Ended             Six Months Ended
                                                              June 30,                       June 30,
                                                        2003            2002            2003            2002
                                                      --------        --------        --------        --------
FINANCIAL RATIOS:
Return on average assets                                  1.05%           1.05%           1.03%           1.04%
Return on average equity                                 12.03%          14.61%          11.84%          14.46%
Efficiency ratio                                         63.29%          67.89%          63.75%          67.48%
Operating expenses to average assets                      3.55%           4.13%           3.50%           4.10%
Net interest margin                                       4.94%           5.03%           4.86%           5.01%
Average equity to average assets                          8.73%           7.20%           8.71%           7.22%
Leverage ratio (end of period)                            8.03%           8.56%           8.03%           8.56%
Total risk based capital ratio (end of period)           11.47%          15.17%          11.47%          15.17%

                                                Second Quarter Ended             Six Months Ended
                                                      June 30,                        June 30,
                                                2003            2002            2003            2002
                                              --------        --------        --------        --------
NON-INTEREST INCOME:
Service charges on deposit accounts           $  1,141        $    837        $  2,085        $  1,653
Other banking service fees                         296             272             584             523
Credit and debit card transaction fees             982           1,060           1,956           1,975
Gain on sale of mortgage loans                   1,156             526           2,075           1,124
Other                                              425             317             865             594
                                              --------        --------        --------        --------
                                              $  4,000        $  3,012        $  7,565        $  5,869
                                              ========        ========        ========        ========

FSNM - SECOND QUARTER RESULTS
JULY 21, 2003
PAGE FOUR

                                            Second Quarter Ended                Six Months Ended
                                                  June 30,                          June 30,
                                            2003             2002             2003             2002
                                         ---------        ---------        ---------        ---------
NON-INTEREST EXPENSE:
Salaries and employee benefits           $   6,222        $   3,829        $  12,101        $   7,710
Occupancy                                    1,444            1,020            2,762            2,017
Data processing                                570              502            1,115              891
Credit and debit card interchange              388              546              810              998
Equipment                                      873              665            1,730            1,299
Telephone                                      389              205              695              418
Supplies                                       192              142              400              283
Legal, accounting, and consulting              315              157              599              358
Other real estate owned                         55               27              155               84
Marketing                                      567              554              929              929
Other                                        1,599            1,083            3,162            2,002
                                         ---------        ---------        ---------        ---------
                                         $  12,614        $   8,730        $  24,458        $  16,989
                                         =========        =========        =========        =========

                                   Second Quarter Ended                      Six Months Ended
                                         June 30,                                June 30,
                                 2003                2002                2003                2002
                             ------------        ------------        ------------        ------------
AVERAGE BALANCES:
Assets                       $  1,424,166        $    848,283        $  1,408,155        $    836,554
Earning assets                  1,292,879             786,432           1,276,993             776,918
Loans                           1,081,058             587,948           1,052,935             570,166
Investment securities             200,574             182,692             199,062             183,702
Deposits                        1,123,267             712,350           1,109,187             699,837
Equity                            124,381              61,045             122,599              60,414

                                               June 30, 2003             December 31, 2002            June 30, 2002
                                            --------------------       --------------------       --------------------
LOANS:
Commercial                                  $   118,420     10.7%      $   100,813      9.9%      $    92,999     15.4%
Real estate - mortgage                          845,097     76.1%          759,884     74.7%          383,410     63.4%
Real estate - construction                       99,751      9.0%          100,458      9.9%           98,465     16.3%
Consumer and other                               32,490      2.9%           35,555      3.5%           25,862      4.3%
Mortgage loans available for sale                14,057      1.3%           20,315      2.0%            4,384      0.6%
                                            -----------   ------       -----------   ------       -----------   ------
Total                                       $ 1,109,815    100.0%      $ 1,017,025    100.0%      $   605,120    100.0%
                                            ===========   ======       ===========   ======       ===========   ======

                                                 June 30, 2003                 December 31, 2002                June 30, 2002
                                            -----------------------         ----------------------         ----------------------
DEPOSITS:
Non-interest bearing                        $    216,951       19.2%        $    189,063      17.5%        $    163,506      22.4%
Interest bearing demand                          208,578       18.4%             192,067      17.8%             162,801      22.3%
Money market savings accounts                    131,125       11.6%             125,616      11.6%              36,908       5.1%
Regular savings                                   58,636        5.2%              52,636       4.9%              48,248       6.6%
Certificates of deposit less
than $100,000                                    273,973       24.3%             298,900      27.7%             119,737      16.3%
Certificates of deposit greater than
$100,000                                         241,210       21.3%             221,402      20.5%             199,620      27.3%
                                            ------------     ------         ------------    ------         ------------    ------
Total                                       $  1,130,473      100.0%        $  1,079,684     100.0%        $    730,820     100.0%
                                            ============     ======         ============    ======         ============    ======

                                                           June 30, 2003          December 31, 2002           June 30, 2002
                                                         ----------------         -----------------          ----------------
ALLOWANCE FOR LOAN LOSSES:
Balance beginning of period                              $         11,838          $          7,207          $          7,207
Provision for loan losses                                           2,318                     2,589                     1,188
Net charge-offs                                                    (1,171)                   (1,123)                     (645)
Allowance related to acquired loans                                    --                     3,165                        --
                                                         ----------------          ----------------          ----------------
Balance end of period                                    $         12,985          $         11,838          $          7,750
                                                         ================          ================          ================
Allowance for loan losses to total loans                             1.17%                     1.16%                     1.28%
Allowance for loan losses to non-performing loans                     130%                      108%                      277%

FSNM - SECOND QUARTER RESULTS
JULY 21, 2003
PAGE FIVE

                                                            June 30, 2003           December 31, 2002           June 30, 2002
                                                          -----------------         -----------------         -----------------
NON-PERFORMING ASSETS:
Accruing loans - 90 days past due                         $              24         $             721         $             297
Non-accrual loans                                                    10,001                    10,241                     2,503
                                                          -----------------         -----------------         -----------------
Total non-performing loans                                           10,025                    10,962                     2,800
Other real estate owned                                                 373                       908                       815
                                                          -----------------         -----------------         -----------------
Total non-performing assets                               $          10,398         $          11,870         $           3,615
                                                          =================         =================         =================
Total non-performing assets to total assets                            0.72%                     0.86%                     0.41%

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of forward-looking words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include fluctuations in interest rates, inflation, government regulations, loss of key personnel, faster or slower than anticipated growth, economic conditions, competition's responses to the Company's marketing strategy, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State's filings with the Securities and Exchange Commission. First State is under no obligation to update any forward-looking statements.

         First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fsbnm.com.